Exhibit 10.1
Summary of 2006 Incentive Plan
          On January 27, 2006, the Executive Compensation Committee of the Board of Trustees adopted its annual incentive plan for 2006 and set specific performance goals and business criteria for the award of 2006 bonus payments to the Company’s executive officers under the plan. Such bonuses are expected be paid in the first quarter of 2007. The performance goals and business criteria for 2006 are based on the following:
     Chief Executive Officer, Chief Operating Officer and Chief Financial Officer:
•	Achievement of total funds from operations performance as compared to an index of comparable REITs; and

•	Achievement of a three year total shareholder return as compared to an index of comparable REITs.
     Additional individualized criteria for Executive Vice Presidents with Division-level Responsibility:
•	Achievement of division funds from operation performance as compared to an index of comparable REITs; and

•	Achievement of division same store net operating income as compared to an index of comparable REITs.
     The amounts actually payable to executive officers are determined based on whether the executive’s performance meets the “threshold” (or the 25th percentile), “median” (or the 50th percentile), “target” (or the 75th percentile) or “maximum” (or the 90th percentile) level for each performance indicator. The “threshold” level is the minimum level of performance that will give rise to an annual incentive, which pays at a maximum of 1% of the base salary, “median” level, which pays at the maximum of 125% of the base salary, “target” performance is the upper quartile expected level, which pays at a maximum of 200% of the base salary, and “maximum” refers to superior performance, which pays at a maximum of 250% of the base salary. The performance payout thresholds were set as a percentage of 2006 base salary as further described in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 4, 2006, which is incorporated by reference herein.

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